Exhibit 99.1

INVESTOR RIGHTS AGREEMENT
dated as of October 23, 2017
between
GDS HOLDINGS LIMITED
CHEETAH ASIA HOLDINGS LLC
CYRUSONE LLC
and
Mr. William Wei Huang (only with respect to Article I (insofar as and only to the extent to which such Definitions are used in the other sections with respect to which Mr. Huang is entering into this Agreement), Section 2.2, and Article VI)

TABLE OF CONTENTS

i

Section 6.14	Specific Performance	29
Section 6.15	Amendment; Waiver	29
Section 6.16	Public Announcements	29
Section 6.17	Guarantee	29
Section 6.18	Tax Matters.	29

ii

INVESTOR RIGHTS AGREEMENT
THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 23, 2017 by and among GDS Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), Cheetah Asia Holdings LLC, a Delaware limited liability company (“Investor”), CyrusOne LLC, a Delaware limited liability company (“Guarantor”) and Mr. William Wei Huang (“Mr Huang”) (only with respect to Article I (insofar as and only to the extent to which such Definitions are used in the other sections with respect to which Mr. Huang is entering into this Agreement), Article II only for purposes of Section 2.2 only, and Article VI for purposes of Section 6.13 only).
RECITALS
WHEREAS, Investor has agreed to purchase from the Company, and the Company has agreed to sell to Investor, class A ordinary shares, par value US$0.00005 per share (the “Class A Ordinary Shares”) of the Company, on the terms and conditions set forth in the Share Purchase Agreement dated as of October 18, 2017 between the Company, Investor and Guarantor (the “Share Purchase Agreement”); and
WHEREAS, it is a condition to the Closing that the parties hereto enter into this Agreement to set forth certain rights and obligations of the parties hereto in connection with the transactions contemplated under the Share Purchase Agreement.
NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
Section 1.1    Definitions. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
“Acquisition Transaction” has the meaning set forth in Section 5.1;
“ADS” means American Depositary Shares, each of which represents eight (8) Class A Ordinary Shares of the Company;
“Affiliate” means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (ii) in the case of a Shareholder, shall include (A) any Person who holds shares as a nominee for such Shareholder, (B) any shareholder of such Shareholder, (C) any Person which has a direct and indirect interest in such Shareholder (including, if applicable, any general partner or limited partner) or any fund manager thereof; (D) any Person that directly or indirectly controls, is controlled by, under common control with, or is managed by such Shareholder or its fund manager, (E) the relatives of any individual referred to in (B) above, and (F) any trust controlled by or held for the benefit of such individuals. For the purpose of this definition, “control” (and correlative terms) shall mean the direct or indirect power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person, provided that the direct or indirect ownership of twenty-five percent (25%) or more of the voting power of a Person is deemed to constitute control of that Person;
“Agreement” has the meaning set forth in the Preamble;
“Arbitration” has the meaning set forth in Section 6.6;
“Articles” means the Company’s Articles of Association, as amended from time to time;
“beneficial ownership” or “beneficially own” or similar term means beneficial ownership as defined under Rule 13d-3 under the Exchange Act;
“Board” and “Board of Directors” means the Board of Directors of the Company;
“Board Observer” has the meaning set forth in Section 2.1;
“Business” means (a) in the case of the Company, the development and operation of data centers and the leasing of capacity in data centers operated by other service providers for the purpose of providing out-sourced data center facilities, colocation, hosting and related services, in the PRC, and (b) in the case of Investor and Guarantor, the development and operation of data centers and the leasing of capacity in data centers operated by other service providers for the purpose of providing out-sourced data center facilities, colocation, hosting and related services, in the United States of America;
“Business Day” has the meaning as defined in the Articles;
“Claim Notice” has the meaning set forth in Section 3.9(c);
“Class A Ordinary Shares” has the meaning set forth in the Recitals;
“Class B Ordinary Shares” means class B ordinary shares, par value US$0.00005 per share of the Company;
“Closing” means the closing of the transactions contemplated under the Share Purchase Agreement, being the date hereof;
“Code” means the Internal Revenue Code of 1986, as amended;
“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or other governmental agency administering the securities laws in the jurisdiction in which the Company’s securities are registered or being registered;

“Company” has the meaning set forth in the Preamble;
“Competitor” means any Person, that (either on its/his/her own account or through any of its/his/her Affiliates) at the relevant time of determination is engaged in the Business;
“Confidential Information” has the meaning set forth in Section 6.1;
“CyrusOne Inc.” means CyrusOne Inc., a Maryland Corporation;
“Director(s)” means the director(s) of the Company;
“Disposition “ has the meaning set forth in Section 4.1;
“Dispute” has the meaning set forth in Section 6.6;
“Email” has the meaning set forth in Section 6.4;
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;
“Form S-3/F-3” has the meaning set forth in Section 3.4(a)(iii);
“fully-diluted basis” means, with respect to any determination of a number or percentage of Ordinary Shares, the total number of Ordinary Shares then outstanding determined according to the treasury method under generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time, as codified and described in FASB Statement No. 18, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, and applied consistently throughout the periods involved;
“Group Company” means the Company’s material subsidiaries, consolidated affiliated entities and their subsidiaries and “Group Companies” shall mean all of them;
“Guaranteed Obligations” has the meaning set forth in Section 6.16;
“Guarantor” has the meaning set forth in the Preamble;
“HKIAC” has the meaning set forth in Section 6.6;
“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;
“Independent Committee” has the meaning set forth in Section 4.2;
“Investor” has the meaning set forth in the Preamble;

“Investor Nominee” has the meaning set forth in Section 2.2(a);
“Investor Securities” means in the case of the Company, common stock, ordinary shares or any equity interest of, or shares of any class in the share capital (ordinary, preferred or otherwise) of, CyrusOne Inc. and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of CyrusOne Inc, including any option or contract to acquire or dispose of any of the foregoing;
“Material Breach” means (a) a breach by Cheetah of Section 4.1, Section 4.2, Section 5.1(a) or Section 5.2 of this Agreement or Section 2.08 of the Strategic Cooperation Agreement or (b) a breach by Panda of Article II or Section 5.1(b) of this Agreement or Section 2.08 of the Strategic Cooperation Agreement. When in its reasonable judgment there has occurred a Material Breach, the non-breaching Party, shall be entitled to take all actions and exercise all rights contemplated under this Agreement, the Investor Rights Agreement (as applicable), and otherwise under law or equity and shall not be required to await final adjudication of a Material Breach claim before taking action or exercising its rights;
“Material SPA Breach” means a breach of the Share Purchase Agreement by the Company that results in a Material Adverse Effect, as that term is defined therein.
“Members Agreement” means the Sixth Amended and Restated Members Agreement between the Company and its Shareholders dated as of May 19, 2016;
“Mr. Huang” has the meaning set forth in the Preamble;
“Nasdaq” means the Nasdaq Global Select Market;
“Notice of Arbitration” has the meaning set forth in Section 6.6;
“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares;
“Permitted Transferee” means any permitted transferee pursuant to Section 4.1 hereof , provided that, in the case of a permitted transfer to an Affiliate, such Affiliate shall be bound by this Agreement as if such Affiliate were a party (including without limitation the Transfer Restrictions set forth in Article IV and the Restrictive Covenants set forth in Article V hereof), provided that, prior to such Affiliate ceasing to be an Affiliate of Investor, such Affiliate shall transfer such purchased shares back to Investor or another Affiliate of Investor in compliance with this Agreement;
“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity;
“PFIC” means a passive foreign investment company;

“Recapitalization” means any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the shares of the Company;
“register,” “registered” and “registration” means (i) a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, or (ii) in the context of a public offering in a jurisdiction other than the United States, a registration, qualification or filing under the applicable securities laws of such other jurisdiction;
“Registrable Securities” means (i) the Subject Shares, (ii) Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; (iii) any other Ordinary Shares owned or hereafter acquired by Investor; (iv) Ordinary Shares issued or issuable in respect of the Ordinary Shares described in (i) to (iii) above upon any Recapitalization or otherwise issued or issuable with respect to such Ordinary Shares; and (v) any depositary receipts issued by an institutional depositary upon deposit of any of the foregoing. Notwithstanding the foregoing, “Registrable Securities” shall not include any Registrable Securities sold by a Person in a transaction in which rights under Section 3 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144, or in a registered offering, or otherwise;
“Registration Expenses” means all expenses incurred by the Company in complying with Sections 3.4, 3.5 and 3.6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of one counsel for all Shareholders, and any fee charged by any depositary bank, transfer agent or share registrar, but excluding Selling Expenses. For the avoidance of doubt and subject to Section 3.4(d), the Company shall pay all expenses incurred in connection with a registration pursuant to Section 3 notwithstanding the cancellation or delay of the registration proceeding for any reason;
“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 3.2 hereof;
“Rule 144” has the meaning set forth in Section 3.3;
“Rule 145” has the meaning set forth in Section 3.4(a)(i);
“Sale Shares” has the meaning set forth in Section 4.2(a);
“Securities” means any Ordinary Share or any equity interest of, or shares of any class in the share capital (ordinary, preferred or otherwise) of, the Company and any convertible securities, options, warrants and any other type of equity or equity-linked securities convertible, exercisable or exchangeable for any such equity interest or shares of any class in the share capital of the Company;
“Securities Act” means the United States Securities Act of 1933 as amended from time to time, also referred to herein as the “Act”;
“Selling Expenses” means all underwriting discounts and selling commissions;
“Share Purchase Agreement” has the meaning set forth in the Recitals;
“Shareholder” or “Shareholders” means Persons who hold the Ordinary Shares from time to time;
“Strategic Cooperation Agreement” means the commercial agreement, dated as of the date hereof, entered into between the Company, CyrusOne TRS Inc. and Guarantor;
“Subject Shares” means the Class A Ordinary Shares issued to Investor at the Closing;
“Subsidiary” means any corporation, partnership, trust or other entity of which the Company directly or indirectly owns at the time shares or interests representing a majority of the voting power of such corporation, partnership, trust or other entity;
“Transaction Documents” means this Agreement, the Share Purchase Agreement, the Strategic Cooperation Agreement and each of the other agreements and documents entered into or delivered by the parties hereto in connection with the transactions contemplated by the Share Purchase Agreement;
“Tribunal” has the meaning set forth in Section 6.6; and
“Violation” has the meaning set forth in Section 3.9(a).
Section 1.2    Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(a)    when a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement;
(b)    the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(c)    the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
(d)    all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(e)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;
(f)    references to a Person are also to its successors and permitted assigns; and
(g)    the use of the term “or” is not intended to be exclusive.
ARTICLE II
BOARD OF DIRECTORS
Section 2.1    Board Observer.
Subject to the other terms and conditions of this Agreement, at any time after the Closing, and prior to the first appointment of a member of the Board by Investor pursuant to this Article II, provided that (a) Investor, together with its Affiliates, beneficially owns (and has not gone below at any time) a number of Ordinary Shares that, in aggregate, is equal to or more than ninety percent (90%) of the total number of Subject Shares, as adjusted for any Recapitalization (the “Threshold Ownership Amount”), and (b) there has been no Material Breach by the Investor, Investor shall have the right, exercisable by delivering notice to the Company, to designate one observer (the “Board Observer”) to attend any meetings of the Board. The Board Observer shall be entitled to (x) receive notice of each meeting of the Board in the same form and manner as given to the members of the Board and the same materials as and when provided to such members (both before or after a meeting, including copies of minutes thereof), including materials provided other than in connection with a meeting, and prior to conducting any business by written resolution or consent, the Company shall give such prior notice to the Board Observer and a copy of the proposed resolution or consent, any exhibits, annexes or schedules thereto and any related materials and (y) at the Board Observer’s discretion, attend each Board meeting in the same manner as given to the members of the Board and to participate fully in all discussions among directors of the Board at such meeting, and the Company covenants to take commercially reasonable measures to facilitate such attendance and discussion; provided, that, notwithstanding this Section 2.1, (i) the Board Observer shall agree, and Investor shall cause the Board Observer, to hold in confidence all information provided (provided that the Board Observer shall not be restricted in any confidential communications or discussions with or the confidential provision of information to Investor, Guarantor or their Affiliates and their respective directors, officers, employees, accountants, agents, counsel and other representatives) and (ii) such Board Observer, Investor and Guarantor and their Affiliates shall be subject to the Company’s insider trading policies and procedures as if they were Directors of the Company (it being understood that, subject to Section 5.1 hereof, such policies or procedures shall not restrict Investor or its Affiliates from purchasing ADSs or Ordinary Shares if such purchases are made pursuant to a purchase plan established in accordance with Rule 10b5-1 of the Exchange Act in accordance with such policies). The Board Observer shall not constitute a member of the Board and shall not be entitled to vote on or consent to any matters presented to the Board.
Section 2.2    Board Representation

(a)    Mr. Huang shall cause to be appointed, nominated and elected, in each case subject to the Articles and applicable law, designee of Investor to the Board on or before the date that is eight (8) months after the date of this Agreement. Any person nominated or designated pursuant to this Section 2.2 shall be an “Investor Nominee.” Investor shall ensure that any Investor Nominee meets any applicable requirements under the Articles, Cayman Islands law and the Listing Rules of the Nasdaq Stock Market to act as a Director. Mr. Huang shall procure the resignation of one of the existing Directors of the Company he has nominated or appointed pursuant to Section 86(4) of the Articles to provide a vacancy for the Investor Nominee. Mr. Huang shall appoint the Investor Nominee as a Director in his or her stead pursuant to Section 86(4)(B). The Investor Nominee shall be considered a successor of such resigning director and be subject to the terms of the Articles with respect to his or her directorship, including the term of office as a member of the designated class of director. Thereafter, for so long as Investor, together with its Affiliates, beneficially owns the Threshold Ownership Amount, at any election of directors of the Company, Investor shall have the right to nominate one candidate for election to the Board.
(b)    Notwithstanding anything to the contrary contained herein, if the Investor Nominee resigns, is removed pursuant to Section 2.2(c) or otherwise, or is unable to continue to serve as a Director of the Company, Investor may designate a replacement Director and Mr. Huang shall cause such person to be elected a Director, including through the exercise of his nomination, appointment and voting powers described in Section 2.2(a). (For the avoidance of doubt, the notwithstanding the resignation or removal of a Director pursuant to this Section 2.2(b), Investor remains entitled to nominate and designate one Director pursuant to and subject to Section 2.2(a)).
(c)    Any Director of the Company may be removed from the Board of Directors in accordance with applicable law and the governing documents of the Company; provided, however, that with respect to the Investor Nominee, Mr. Huang shall not take any action to cause any such removal without the prior written consent of Investor unless such removal is required by applicable law or such Director is no longer qualified to serve as a Director pursuant to applicable Commission or regulatory requirements.
(d)    The Company shall ensure, to the extent permitted by applicable law, that any Directors, including the Investor Nominee, nominated or designated pursuant to this Section 2.2 shall enjoy the same rights, capacities, entitlements, indemnification rights and compensation as any other members of the Board of Directors. The Investor Nominee shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors to the same extent as other members of the Board of Directors. The Company shall notify the Investor Nominee of all regular meetings and special meetings of the Board of Directors. The Company shall provide the Investor Nominee with copies of all notices, minutes, consents and other material that it provides to all other members of the Board of Directors concurrently with such materials being provided to the other members.
(e)

(i)    The obligations of Mr. Huang pursuant to Sections 2.1 and 2.2 shall only apply for so long as (x) he continues to have Beneficial Ownership (as defined in the Articles) in not less than five per cent (5%) of the then issued share capital of the Company on an as converted basis and (y) Investor and its Affiliates beneficially own at least the Threshold Ownership Amount.
(ii)    In the event that (w) Investor, together with its Affiliates, beneficially owns fewer Ordinary Shares than the Threshold Ownership Amount, (x) a Material Breach by the Investor has occurred, (y) the Strategic Cooperation Agreement is terminated (other than as a result of a Material Breach by the Company) or not renewed by Investor (for any reason other than a bona fide dispute between the Company and Investor regarding the material compliance of the Company with the terms of the Strategic Cooperation Agreement), or (z) Investor breaches Section 5.2 hereof, Mr. Huang’s obligations, and Investor’s rights, under this Section 2.2 shall terminate immediately and Mr. Huang shall have the right (but not the obligation) to remove the Investor Nominee from the Board or to cause the Investor Nominee to resign from the Board and may nominate and/or appoint a replacement in his or her stead, and at the election of Mr. Huang, Investor and its Affiliates shall cause the Investor Nominee to resign from the Board.
(iii)    For the avoidance of doubt, the rights of Investor set forth in Section 2.1 and this Section 2.2 shall not reattach following their termination as set forth herein in the event that, as applicable, the number of Ordinary Shares owned by Investor and its Affiliates subsequently surpasses the Threshold Ownership Amount, a Material Breach by Investor is subsequently cured or the parties enter into a subsequent Strategic Cooperation Agreement.
ARTICLE III
REGISTRATION RIGHTS
Section 3.1    Restrictions on Transferability and Applicability of Rights.
(a)    Transfer Restrictions. The Restricted Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 3, which conditions are intended to ensure compliance with the provisions of applicable securities laws. Investor and Guarantor will cause any proposed purchaser, assignee, transferee or pledgee of any such shares held by such holder to agree in writing to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
(b)    Applicability of Rights. Investor shall be entitled to the following rights with respect to any potential public offering of Ordinary Shares in the United States, and to any analogous or equivalent rights with respect to any other offering of shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.
Section 3.2    Restrictive Legend; Execution by the Company.

Each certificate (if any) representing the Subject Shares, and any other securities issued in respect of the Subject Shares upon any Recapitalization, shall (unless otherwise permitted by the provisions of Section 3.3 below) be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend required under applicable federal, state, local or non-United States law):
(a)    “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE ACT IS EFFECTIVE AS TO SUCH TRANSFER OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.”
(b)    “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE INVESTOR RIGHTS AGREEMENT, DATED OCTOBER 23, 2017 AND/OR THE SHARE PURCHASE AGREEMENT, DATED OCTOBER 18, 2017, ENTERED INTO BY THE HOLDER OF THESE SHARES AND THE COMPANY. COPIES OF SUCH AGREEMENTS ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP IS BINDING ON TRANSFEREES OF THESE SHARES. BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT AS APPLICABLE.”
Investor consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 3.
The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the Ordinary Shares to bear the legend required by this Section 3.2, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Ordinary Shares containing such legend upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure to cause the certificates evidencing the appropriate Ordinary Shares to bear the legend required by this Section 3.2 and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 3.2 shall not affect the validity or enforcement of this Agreement.
Section 3.3    Notice of Proposed Transfers.
The holder of each certificate representing the Subject Shares by acceptance thereof agrees to comply in all respects with the provisions of this Section 3.3. Prior to any proposed sale, assignment, transfer or pledge of any Subject Shares (other than (a) a transfer not involving a change in beneficial ownership, (b) in transactions involving the distribution without consideration of the Subject Shares by the holder to any of its partners, members, or retired partners or members, or to the estate of any of its partners or members or retired partners or members, (c) in transactions in compliance with Rule 144 promulgated under the Securities Act (“Rule 144”), (d) transfers by members that are entities to affiliated entities or funds (United States based or non-United States based), and (e) transfers to the Company by any holder of the Subject Shares pursuant to the Company’s repurchase option set forth in any agreement entered into as of or after the date hereof if such agreement is approved by a majority of the Board), Investor shall give written notice to the Company of Investor’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and if reasonably requested by the Company, shall be accompanied, at such holder’s expense, by either (a) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Subject Shares may be effected without registration under the Securities Act, or (b) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Subject Shares shall be entitled to transfer such Subject Shares in accordance with the terms of the notice delivered by the holder to the Company. For the avoidance of doubt, it shall not be reasonable for the Company to request that a notice be accompanied by any such opinion or “no action” letter if, among other things, both the transferor and the transferee have certified in writing that each of them is not a U.S. Person (as defined under Rule 902 of Regulation S promulgated under the Securities Act). Notwithstanding any of the foregoing exceptions to the notice requirements, all transferees shall be bound by the obligations of the transferor in this Agreement. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in Section 3.2 above, except that such certificate shall not bear such restrictive legends if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.
Section 3.4    Demand Registration.
(a)    Request by Investor. If the Company shall at any time after six (6) months after the date of this Agreement receive a written request from Investor that the Company effect a registration, qualification or compliance with respect to the Registrable Securities pursuant to this Section 3.4, then the Company shall use its best efforts to effect, within ten (10) Business Days of such request, such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, subject only to the limitations of this Section 3.4; provided that the Company shall not be obligated to effect any such registration:
(i)    During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company

(other than a registration of securities in a transaction under Rule 145 promulgated under the Securities Act (“Rule 145”) or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;
(ii)    After the Company has effected two (2) such registrations pursuant to this Section 3.4(a), and each such registration has been declared or ordered effective; or
(iii)    If Investor may dispose of shares of Registrable Securities pursuant to an effective registration statement on Form S-3 or Form F-3 under the Securities Act as in effect on the date hereof or any successor form under the Securities Act (“Form S-3/F-3”) pursuant to a request made under Section 3.6 hereof.
The Company shall not undertake, or be required to undertake, any action to qualify, register or list any securities on any exchange other than the Nasdaq in connection with this Section 3.4, provided that the ADSs continue to be listed on the Nasdaq.
(b)    Underwriting. If Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, then it shall so advise the Company as a part of its request made pursuant to this Section 3.4. In the event of an underwritten offering, the right of Investor to include its Registrable Securities in such registration shall be conditioned upon Investor’s participation in such underwriting and the inclusion of Investor’s Registrable Securities in the underwriting to the extent provided herein. If Investor proposes to distribute its securities through such an underwriting, it shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by it and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.4, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise Investor, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then held by each Shareholder requesting registration (including Investor); provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of any of the Group Companies. If Investor disapproves of the terms of any such underwriting, Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities and/or other securities so excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. Investor and all corporations that are Affiliates of Investor shall be deemed to be a single “Shareholder,” and any pro rata reduction with respect to such “Shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Shareholder,” as defined in this sentence.

(c)    Deferral. Notwithstanding the foregoing, if the Company shall furnish to Investor following its request of the filing of a registration statement pursuant to this Section 3.4, a certificate signed by CEO of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of Investor; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided, further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.
(d)    Expenses. The Company shall pay all Registration Expenses. If Investor participates in a registration pursuant to this Section 3.4, Investor shall bear its proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses incurred in connection with such registration of securities on behalf of Investor. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 3.4 if the registration request is subsequently withdrawn at the request of Investor, unless Investor agrees that such registration constitutes the use by Investor of one (1) demand registration pursuant to this Section 3.4; provided, further, however, that if at the time of such withdrawal, Investor has learned of a material adverse change in the condition, business, or prospects of the Company not known to Investor at the time of their request for such registration and has withdrawn its request for registration with reasonable promptness after learning of such material adverse change, then Investor shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 3.4.
Section 3.5    Piggyback Registrations.
(a)    Notice of Registration. The Company shall notify Investor in writing at least thirty (30) days prior to registration of any of its securities, either for its own account or the account of a security holder or holders (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to (i) any registration under Section 3.4 or Section 3.6 of this Agreement, (ii) any employee benefit plan, or (iii) any corporate reorganization) and will afford Investor an opportunity to include in such registration all or any part of the Registrable Securities then held by it. If Investor desires to include in any such registration (and any related qualifications under blue sky laws or other compliance) and in any underwriting involved therein, all or any part of the Registrable Securities held by Investor shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities Investor wishes to include in such registration statement. If Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)    Underwriting. If a registration under which the Company gives notice under this Section 3.5 is for an underwritten offering, then the Company shall so advise Investor. In such event, the right of Investor’s Registrable Securities to be included in a registration pursuant to this Section 3.5 shall be conditioned upon Investor’s participation in such underwriting and the inclusion of Investor’s Registrable Securities in the underwriting to the extent provided herein. If Investor proposes to distribute its Registrable Securities through such underwriting, Investor shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Shareholders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Shareholder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested, even if this will cause the Company to reduce the number of shares it wishes to offer; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of any of the Group Companies shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If Investor disapproves of the terms of any such underwriting, Investor may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. Investor and all corporations that are Affiliates of Investor shall be deemed to be a single Shareholder, and any pro rata reduction with respect to Investor shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Shareholder”, as defined in this sentence.
(c)    Expenses. The Company shall pay all Registration Expenses incurred in connection with each registration under this Section 3.5. If Investor participates in a registration pursuant to this Section 3.5, Investor shall bear its proportionate share (based upon the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses incurred in connection with such registration of securities on behalf of Shareholders.
(d)    Not a Demand Registration. Registration pursuant to this Section 3.5 shall not be deemed to be a demand registration as described in Section 3.4 above. Except as otherwise provided herein, there shall be no limit on the number of times Investor may request registration of Registrable Securities under this Section 3.5.

Section 3.6    Form S-3/F-3 Registration.
(a)    The Company shall use its best efforts to qualify for registration on Form S-3/F-3 or any comparable or successor form as early as possible and use best efforts to maintain such qualification thereafter. If the Company is qualified to use Form S-3/F-3, Investor shall have a right to request at such time from time to time (such request shall be in writing) that the Company effect a registration on either Form S-3/F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by Investor, and upon receipt of each such request, the Company will:
(i)    Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Investor’s Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.6:

(1)	if Form S-3/F-3 becomes unavailable for such offering by Investor;

(2)
if Investor, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000; or

(3)	if the Company has effected a registration pursuant to this Section 3.6 during the preceding six (6) month period.
(b)    Expenses. The Company shall pay all Registration Expenses incurred in connection with each registration requested pursuant to this Section 3.6. Investor shall bear such its proportionate share (based upon the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses incurred in connection with such registration of securities.
(c)    Maximum Frequency. Except as otherwise provided herein, Investor may request registration of Registrable Securities three (3) times under this Section 3.6.
(d)    Deferral. Notwithstanding the foregoing, if the Company shall furnish to Investor a certificate signed by the CEO of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3/F-3 registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of Investor; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided, further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company.

(e)    Not Demand Registration. Form S-3/F-3 registrations shall not be deemed to be demand registrations as described in Section 3.4 above.
(f)    Underwriting. If the requested registration under this Section 3.6 is for an underwritten offering, the provisions of Section 3.4(b) shall apply.
Section 3.7    Obligations of the Company.
Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall keep Investor advised in writing as to the initiation of such registration and as to the completion thereof, and shall, at its expense and as expeditiously and as reasonably possible:
(a)    Registration Statement. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep any such registration statement effective for a period of one hundred and twenty (120) days or until Investor has completed the distribution described in the registration statement relating thereto, whichever occurs first.
(b)    Amendments and Supplements. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act or other applicable securities laws with respect to the disposition of all securities covered by such registration statement.
(c)    Registration Statements and Prospectuses. Furnish to Investor such number of copies of registration statements and prospectuses, including a preliminary prospectus, in conformity with the requirements of the Securities Act or other applicable securities laws, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.
(d)    Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(e)    Deposit Agreement. If the registration relates to an offering of depositary shares or other securities representing Ordinary Shares deposited pursuant to a deposit agreement or similar facility, cause the depositary under such agreement or facility to accept for deposit under such agreement or facility all Registrable Securities requested by Investor to be included in such registration in accordance with this Section 3.
(f)    Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Investor shall also enter into and perform its obligations under such an agreement.
(g)    Notification. Notify Investor at any time when a prospectus relating to its Registrable Securities is required to be delivered under the Securities Act or other applicable securities laws of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
(h)    Opinion and Comfort Letter. Furnish, at the request of Investor, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Investor, addressed to the underwriters, if any, and to Investor and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Investor, addressed to the underwriters, if any, and Investor.
(i)    Listing on Securities Exchange(s). Cause all such Registrable Securities registered pursuant hereto to be listed on the Nasdaq, or such other internationally recognized exchange, for long as the Company’s securities are listed on such exchange.
If the Company fails to perform any of the Company’s obligations set forth above in this Section 3.7 relating to a demand registration made pursuant to Section 3.3, such registration shall not constitute the use of a demand registration under Section 3.3.
Section 3.8    Furnish Information.
It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.4, 3.5 or 3.6 with respect to the Registrable Securities of Investor, that Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably requested in writing by the Company to timely effect the registration of its Registrable Securities.
Section 3.9    Indemnification.

The following indemnification provisions shall apply in the event any Registrable Securities are included in a registration statement under Sections 3.4, 3.5 or 3.6:
(a)    By the Company. To the extent permitted by law, the Company will indemnify and hold harmless Investor, its partners, officers, directors, employees, trustees, legal counsel and any underwriter (as determined in the Securities Act) for Investor and each Person, if any, who controls Investor or underwriter within the meaning of Section 15 of the Securities Act against any expenses, losses, claims, damages, or liabilities (joint or several) (or actions in respect thereof) to which they may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):
(i)    any untrue statement or alleged untrue statement of a material fact contained in any registration statement, offering circular, preliminary prospectus, final prospectus or other document, or any amendments or supplements thereto;
(ii)    the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or
(iii)    any violation or alleged violation of the Securities Act, the Exchange Act, any federal or state or foreign securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other applicable securities law in connection with the offering covered by such registration statement; and the Company will reimburse Investor, its partners, officers, directors, employees, legal counsel, underwriters or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Investor, underwriter or controlling Person of Investor.
(b)    By Investor. To the extent permitted by law, Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, any underwriter (as determined in the Securities Act) and any other Shareholder selling securities under such registration statement or any of such other Shareholder’s partners, directors, officers, employees, trustees, legal counsel and any underwriter (as determined in the Securities Act) for such Shareholder and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act, against any expenses, losses, claims, damages or liabilities (joint or several) (or actions in respect thereof) to which the Company or any such director, officer, employee, trustee, legal counsel, controlling Person, underwriter or other such Shareholder, partner or director, officer, employee or controlling Person of such other Shareholder may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Investor expressly for use in connection with such registration; and Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, controlling Person, underwriter or other Shareholder, partner, officer, employee, director or controlling Person of such other Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Investor, which consent shall not be unreasonably withheld; and provided, further that the total amounts payable in indemnity by Investor under this Section 3.9(b) plus any amount under Section 3.9(e) in respect of any Violation shall not exceed the net proceeds received by Investor in the registered offering out of which such Violation arises.
(c)    Notice. Promptly after receipt by an indemnified party under this Section 3.9 of notice of the commencement of any claim or action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof (a “Claim Notice”) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, (i) during the period from the delivery of a Claim Notice until retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.
(d)    Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Investor are subject to the condition that, insofar as they relate to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus or free writing prospectus on file with the Commission at the time the registration statement becomes effective, such indemnity agreement shall not inure to the benefit of any Person if an amended prospectus is filed with the Commission and delivered pursuant to the Securities Act at or prior to the time of sale (including, without limitation, a contract of sale, and as further contemplated by Rule 159 promulgated under the Securities Act) to the Person asserting the loss, liability, claim or damage.
(e)    Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) Investor exercising rights under this Agreement, or any controlling Person of Investor, makes a claim for indemnification pursuant to this Section 3.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of Investor or any such controlling Person in circumstances for which indemnification is provided under this Section 3.9; then, and in each such case, the Company and Investor will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that Investor is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and any other selling Shareholders are responsible for the remaining portion; provided, however, that, in any such case: (A) Investor will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by Investor pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(f)    Survival. The obligations of the Company and Investor under this Section 3.9 shall survive until the fifth (5th) anniversary of the completion of any offering of Registrable Securities pursuant to a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.
Section 3.10    Rule 144 Reporting.
With a view to making available to Investor the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:
(a)    Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;
(b)    File with the Commission, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act, at all times after the effective date of the first registration under the Securities Act filed by the Company; and

(c)    So long as Investor owns any Restricted Securities, furnish to Investor forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual, interim, quarterly or other report of the Company, and (iii) such other reports and documents as Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.
Section 3.11    Termination of the Company’s Obligations.
Notwithstanding the foregoing, the Company shall have no obligations pursuant to Sections 3.4, 3.5 or 3.6 with respect to any Registrable Securities proposed to be sold by Investor in a registered public offering if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by Investor may then be sold under Rule 144 (i) in one three (3) month period without exceeding the volume limitations thereunder or (ii) without volume limitations.
Section 3.12    Re-Sale Rights.
The Company shall use its best efforts to assist Investor in the sale or disposition of its Registrable Securities, including the prompt delivery of applicable instruction letters by the Company and legal opinions from the Company’s counsels in forms reasonably satisfactory to Investor’s counsel. In the event the Company has depositary receipts listed or traded on any stock exchange or inter-dealer quotation system, the Company shall pay all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by Investor.
Section 3.13    Transfer of Registration Rights.
The rights to cause the Company to register securities granted to Investor under Sections 3.4, 3.5 and 3.6 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by Investor; provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) the Company is given prompt notice of the transfer, (c) such assignee or transferee agrees to be bound by the terms of this Agreement by executing and delivering a Deed of Adherence (in the same form and substance as set out in Schedule 1 hereto), (d) such assignee or transferee is not a Competitor of the Company, and (e) such assignee or transferee is (i) an Affiliate or affiliated fund (United States based or non-United States based) of Investor, (ii) a family member or trust for the benefit of any shareholder of Investor, or (iii) a transferee of the Registrable Securities originally issued to Investor (as adjusted for Recapitalization) equal to at least at least five percent (5%) of the total outstanding share capital of the Company (calculated on a fully-diluted basis).
ARTICLE IV
TRANSFER RESTRICTIONS
Section 4.1    Lock-Up

Section 4.2    Restrictions on Transfer by Investor.
(a)    If, at any time Investor or its Affiliates knowingly (after reasonable inquiry) proposes to, directly or indirectly, sell, transfer or assign in a transaction pursuant to an exemption from the registration requirements under the Securities Act any of the Subject Shares (the “Sale Shares”) to any Competitor of the Company (or any Affiliate of any such Competitor), then prior to entering into such proposed transaction, Investor or such Affiliate shall give, and Investor shall cause such Affiliate to give, to the Board written notice of its intention to sell, describing the amount of Sale Shares, the price and the general terms upon which Investor or such Affiliate proposes to sell the Sale Shares, and the identity of the transferee to whom Investor or such Affiliate proposes to sell. In such instance, the Board shall be entitled, in their reasonable discretion acting in good faith and subject to applicable law and fiduciary duties, to approve or reject the proposed transaction. If, within ten (10) days after the provision of the aforementioned written notice, Investor or such Affiliate shall not have received a written disapproval from the Board, Investor shall have one hundred and twenty (120) days thereafter to complete such transaction. In the case of any disputes between the Company and Investor or such Affiliate with respect to whether a prospective transferee is a Competitor, a committee composed of the independent directors of the Board acting by majority vote (the “Independent Committee”) shall have authority to determine whether such transferee is a Competitor, provided that members of the Independent Committee shall comply with their fiduciary duty and act in good faith to the best interest of the Company in making such determination and shall not unreasonably delay its determination. Investor shall not, and shall procure that its Affiliates shall not, directly or indirectly, sell, transfer or assign Sale Shares in a block trade (whether registered or unregistered) that, to the knowledge of Investor (after reasonable inquiry), would result in such Competitor (or its Affiliate) beneficially owning 5% or more of the outstanding voting power of the Company.
(b)    Notwithstanding anything contrary in this Agreement, the foregoing restrictions on Investor’s or its Affiliates’ right to directly or indirectly, sell, transfer or assign in a transaction pursuant to an exemption from the registration requirements under the Securities Act shall not apply to (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that such plan does not provide for the transfer of equity securities of the Company in violation of Section 4.1 of this Agreement; (ii) the conversion of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares into ADSs, provided that no ADSs as such converted are offered or sold in open market transactions in violation of Section 4.1 of this Agreement; (iii) any pledge or charge by Investor or its Affiliates in connection with a bona fide margin agreement or other loan or financing arrangement, provided that the Company is provided with notice thereof and no foreclosure of the equity securities of the Company held by Investor or its Affiliates occurs before the six (6)-month anniversary of the date of this Agreement; (iv) a transaction executed through a broker-dealer pursuant to Rule 144 under the Securities Act in which Investor does not know the identity of the transaction counterparty; or (v) any transfer by Investor to an Affiliate of Investor.

Section 4.3    Transfers Relating to Conversions of Ordinary Shares into ADSs. The Company hereby agrees to, upon request from Investor or any of its Affiliates, use its reasonable efforts to cause the ADS depositary to issue ADSs upon deposit of the underlying Ordinary Shares (where eligible) held by Investor or any of its Affiliates within ten (10) Business Days after receipt of such request, it being understood that the Company shall bear any fees payable to the depositary.
ARTICLE V
CERTAIN RESTRICTIVE COVENANTS AND AGREEMENTS
Section 5.1    Standstill.
(a)    Unless otherwise pefrmitted by the provisions of this Section 5.1, for a period of eighteen (18) months from the date hereof, Investor shall not, and Investor shall procure that its Affiliates shall not, without the prior written approval of the Board (including the affirmative vote of each of the STT Directors (as defined in the Articles) (acting consistently with their fiduciary duties)) or their Alternate Directors (as defined in the Articles), directly or indirectly (whether acting alone, as a part of a group or otherwise in concert with others): (i) acquire, or enter into any agreement with any third party with respect to the acquisition of, additional Securities by Investor or its Affiliates (an “Acquisition Transaction”) that will result in Investor and its Affiliate beneficially owning, in the aggregate, more than six and 77,398/100,000 percent (6.77398%) of the Company’s outstanding share capital (calculated on a fully-diluted basis), (ii) advise, assist, act as a financing source for or otherwise invest in any other Person for the purpose described in the immediately preceding clause (i), (iii) grant any proxy, consent or other authority to vote with respect to any matters or deposit any of the Subject Shares held by Investor in a voting trust or subject them to a voting agreement or other arrangement of similar effect, (iv) file with the Commission a proxy statement with respect to (x) an Acquisition Transaction or (y) the election of directors who were not nominated by the nominating committee of the Company’s Board of Directors, (v) issue, or cause to be issued, any public disclosure, statement or announcement (including the filing or furnishing of any document or report with the Commission or any other governmental agency) in support of or against any solicitation described in clause (iv), or (vi) publicly disclose any intention, plan or arrangement with respect to any of the foregoing. The Directors, when exercising their discretion in his/her approval or disapproval of any transaction proposed pursuant to this Section 5.1(a), shall comply with their fiduciary duty and act in good faith in the best interest of the Company in making such determination.
(b)    Unless otherwise permitted by the provisions of this Section 5.1, for a period of eighteen (18) months from the date hereof, the Company shall not, and the Company shall procure that the Group Companies shall not, except with the prior written consent of Investor, directly or indirectly (whether acting alone, as a part of a group or otherwise in concert with others): (i) acquire, or enter into any agreement with any third party with respect to the acquisition of, Investor Securities, (ii) advise, assist, act as a financing source for or otherwise invest in any other Person for the purpose described in the immediately preceding clause (i), or (iii) publicly disclose any intention, plan or arrangement with respect to any of the foregoing;

provided, however, that the Company, and any of its Affiliates, is permitted to hold or acquire Investor Securities that do not result in an aggregate ownership by the Company and its Affiliates of more than 4.99% of the outstanding amount of any class of publicly-listed securities (or any direct or indirect rights to acquire such securities) of CyrusOne Inc.; provided further that Investor, and any of its Affiliates, is permitted to hold the Subject Shares.
Section 5.2    Corporate OpportunitiesFor so long as any Board Observer observes or Investor Nominee serves on the Board and for six (6) months after the rights set forth in Sections 2.2 terminate or Investor otherwise ceases to have any Board Observer or Investor Nominee on the Board, neither Investor, nor its Affiliates, nor any such Board Observer or Investor Nominee shall, (and Investor shall procure that its Affiliates, and any such Board Observer or Investor Nominee shall not) directly or indirectly, engage in, invest in, participate in, control, operate, manage or otherwise compete with the Company in the Business without the prior written approval of the Board of Directors, except for the investment by Investor and/or its Affiliates in the Company in accordance with the Transaction Documents. Investor shall not, and Investor shall procure that its Affiliates (including any Board Observer observing or Investor Nominee serving on the board of directors of the Company) shall not, use any information gained from any Board Observer who is an observer of any proceedings of the Board or any Investor Nominee who is a director of the Company, in his or her capacity as a Director of the Company or observer of the Board in pursuance of any business opportunity unless the Company has in writing declined to pursue such business opportunity (provided he or she has not otherwise learned of or obtained information regarding such business opportunity from any other source), whereby no Board Observer or Investor Nominee shall share with Investor or any Affiliates of Investor or any other persons such business opportunity unless and until (i) the Investor Nominee has provided written notice to the Board of Directors indicating his or her intention to recommend such opportunity to Investor and (ii) (x) within thirty (30) days of the receipt of such notice by the Board of Directors, the Company has expressly confirmed in writing that it has decided not to pursue such opportunity or (y) the Company subsequently determines to abandon the pursuit of such business opportunity and confirms the same in writing. The obligations of Investor under this Section 5.02 are separate and independent from the obligations of Investor under Section 2.08 of the Strategic Cooperation Agreement, and termination or cessation of its obligations under either provision shall not terminate or cease its obligations under the other such provision.
(a)    In the event of any dispute arising from this Section 5.2, Investor and the Company shall use their respective reasonable efforts to resolve such dispute between such parties through good faith negotiations.
ARTICLE VI
GENERAL PROVISIONS
Section 6.1    Confidentiality. Each party hereto hereby agrees that it will, and will cause its respective Affiliates and its and their respective representatives to, hold in strict confidence any non-public records, books, contracts, instruments, computer data and other data and information concerning the other parties hereto, whether in written, verbal, graphic, electronic or any other form provided by any party hereto (except to the extent that such information has been (a) previously known by such party on a non-confidential basis from a source other than the other parties hereto or its representatives, provided that, to such party’s knowledge, such source is not prohibited from disclosing such information to such party or its representatives by a contractual, legal or fiduciary obligation to the other parties hereto or its representatives, (b) in the public domain through no breach of this Agreement by such party, (c) independently developed by such party or on its behalf, or (d) later lawfully acquired from other sources) (the “Confidential Information”). In the event that a party hereto is requested or required by law, governmental authority, rules of stock exchanges, or other applicable judicial or governmental order to disclose any Confidential Information concerning any of the other parties hereto, such party shall, to the extent legally permissible, notify the other party prior to making any such disclosure by providing the other party with the text of the disclosure requirement and draft disclosure at least 24 hours prior to making any such disclosure, and, if requested by another party, assist such other party to limit or minimize such disclosure.
Section 6.2    Termination. Unless expressly provided otherwise herein, in addition to the other termination provisions in this Agreement, this Agreement shall terminate, and have no further force and effect, upon the earliest of: (a) a written agreement to that effect, signed by all parties hereto, and (b) the date following the Closing on which Investor (together with its Affiliates and Permitted Transferees) no longer holds any Ordinary Shares of the Company; provided that, notwithstanding the foregoing, Article III shall survive (including with respect to any transferee or assignee of Investor’s Registrable Securities to whom the rights and obligations of Investor under Article III were assigned in accordance with this Agreement) any termination of this Agreement until the specific provisions thereof terminate in accordance with their express terms.
Section 6.3    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail transmission (“Email”), so long as a receipt of such Email is requested and received) and shall be given:
If to the Company:
GDS Holdings Limited
Address:    2/F, Tower 2, Youyou Century Place
428 South Yanggao Road
Pudong, Shanghai 200127
People’s Republic of China
Email:    andyli@gds-services.com
Facsimile:    +86 21 2033 0202
Attention:    Andy Li, General Counsel and Company Secretary

with a copy to:
Simpson Thacher & Bartlett LLP
Address:    35/F, ICBC Tower
3 Garden Road Central, Hong Kong
Email:    dfertig@stblaw.com
Facsimile:    +852 2514-7694
Attention:    Daniel Fertig, Esq.
If to Guarantor or Investor:
CyrusOne Inc.
Address:    2101 Cedar Springs Road, Dallas, TX 75201
Email:    generalcounsel@cyrusone.com and legal@cyrusone.com
Facsimile:    +1 972 483 8876
Attention:    General Counsel and Legal
with a copy to:
Sullivan & Cromwell LLP
Address:    125 Broad Street, New York NY 10004
Email:    hamiltonb@sullcrom.com
Facsimile:     +1 212 291 9067
Attention:    Brian E. Hamilton
If to Mr. Huang:
GDS Holdings Limited
Address:    2/F, Tower 2, Youyou Century Place
428 South Yanggao Road
Pudong, Shanghai 200127
People’s Republic of China
Email:    huangwei@gds-services.com
Facsimile:    +86 21 2033 0202
Attention: Mr. William Wei Huang

with a copy to:
Simpson Thacher & Bartlett LLP
Address:    35/F, ICBC Tower
3 Garden Road Central, Hong Kong
Email:    dfertig@stblaw.com
Facsimile:    +852 2514-7694
Attention:    Daniel Fertig, Esq.
A party may change or supplement the addresses given above, or designate additional addresses, for the purposes of this Section 6.3 by giving the other parties written notice of the new address in the manner set forth above.
Section 6.4    Entire Agreement. This Agreement and the other Transaction Documents, together with all the schedules and exhibits hereto and thereto and the certificates and other written instruments delivered in connection therewith from time to time on and following the date hereof, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof and thereof. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and the other Transaction Documents.
Section 6.5    Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to conflict of law principles.
Section 6.6    Dispute Resolution. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination and the Parties’ rights and obligations hereunder (each, a “Dispute”) shall be referred to and finally resolved by arbitration (the “Arbitration”) in the following manner:
(a)    The Arbitration shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”);
(b)    The Arbitration shall be procedurally governed by the HKIAC Administered Arbitration Rules as in force at the date on which the claimant party notifies the respondent party in writing (such notice, a “Notice of Arbitration”) of its intent to pursue Arbitration, which are deemed to be incorporated by reference and may be amended by this Section 6.6;
(c)    The seat and venue of the Arbitration shall be Hong Kong and the language of the Arbitration shall be English;

(d)    A Dispute subject to Arbitration shall be determined by a panel of three (3) arbitrators (the “Tribunal”). One (1) arbitrator shall be nominated by the claimant party (and to the extent that there is more than one (1) claimant party, by mutual agreement among the claimant parties) and one (1) arbitrator shall be nominated by the respondent party (and to the extent that there is more than one (1) respondent party, by mutual agreement among the respondent parties). The third arbitrator shall be jointly nominated by the claimant party’s and respondent party’s respectively nominated arbitrators and shall act as the presiding arbitrator. If the claimant party or the respondent party fails to nominate its arbitrator within thirty (30) days from the date of receipt of the Notice of Arbitration by the respondent party or the claimant and respondent parties’ nominated arbitrators fail to jointly nominate the presiding arbitrator within thirty (30) days of the nomination of the respondent-nominated arbitrator, either party to the Dispute may request the Chairperson of the HKIAC to appoint such arbitrator; and
(e)    The parties agree that all documents and evidence submitted in the Arbitration (including any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless the parties otherwise agree in writing. The arbitral award is final and binding upon the parties to the Arbitration.
Section 6.7    Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement, which most nearly effects the parties’ intent in entering into this Agreement.
Section 6.8    Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Company and Investor hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Subject to Section 4.2 hereof, (i) the rights of Investor under Article III of this Agreement are assignable in connection with the transfer of any Ordinary Shares held by Investor but only to the extent of such transfer, and (ii) the rights of Investor hereunder (including without limitation its rights under Article III of this Agreement) are assignable in the connection with the transfer of any Ordinary Shares held by Investor to any of its Affiliates (in each case subject to applicable securities laws and other laws), provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and any such transferee shall execute and deliver to the Company and Investor a Deed of Adherence (in the same form and substance as set out in Schedule 1 hereto), subject to the terms and conditions hereof. This Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other parties hereto.
Section 6.9    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto shall inure to the benefit of and be enforceable by any transferee of equity securities held by Investor but only to the extent of such transfer. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Investor may transfer or assign its rights, interests, or obligations hereunder in connection with a sale, transfer or assignment of any Ordinary Shares to any Permitted Transferee, provided that, prior to any such transfer or assignment, such Permitted Transferee shall agree to be bound by the terms of this Agreement as a party to this Agreement (and, to the extent applicable, in the same capacity as if the transferee was the transferor) in a written instrument in form and substance reasonably satisfactory to the other parties hereto.
Section 6.10    Construction. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
Section 6.11    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. A facsimile or “PDF” signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.
Section 6.12    Aggregation of Shares. All Securities held or acquired by Investor and/or its Affiliates and Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights of Investor under this Agreement.
Section 6.13    Conflict with Articles and Members Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Articles, the parties shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances. The Company and Mr. Huang agree that in the event that any holder of Class A Ordinary Shares is, after the date of this Agreement, granted any registration rights that are more favorable to such other holder than those rights provided to Investor pursuant to Article III hereof, Investor shall be promptly notified in writing of such modification to the rights and the Company and Mr. Huang shall amend this Agreement to grant Investor the same rights from the date that those rights are provided to such other holder.

Section 6.14    Specific Performance. The parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, the parties to this Agreement shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without posting any bond or other undertaking.
Section 6.15    Amendment; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by all the parties hereto. The observance of any provision in this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the party against whom such waiver is to be effective. Any amendment or waiver effected in accordance with this Section 6.15 shall be binding upon the parties hereof and their respective assigns. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.
Section 6.16    Public Announcements. Without limiting any other provision of this Agreement, the parties hereto, to the extent permitted by applicable law, will consult with each other before issuance, and provide each other the opportunity to review, comment upon and agree on any press release or public statement with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and the ongoing business relationship among the parties. The parties hereto will not issue any such press release or make any such public statement without the prior written consent of the other party, except as may be required by law or any listing agreement with or requirement of the Nasdaq or any other applicable securities exchange, provided that the disclosing party shall, to the extent permitted by applicable law or any listing agreement with or requirement of the Nasdaq or any other applicable securities exchange, and if reasonably practicable, inform the other parties about the disclosure to be made pursuant to such requirements prior to the disclosure.
Section 6.17    Guarantee
(a)    Guarantor guarantees to the Company the due and punctual performance and payment in full of all obligations and liabilities of Investor under this Agreement (the “Guaranteed Obligations”). If, for any reason whatsoever, Investor shall fail to or be unable to duly, punctually and fully pay or perform the Guaranteed Obligations, Guarantor will forthwith pay and cause to be paid, with respect to payment obligations, or perform or cause to be performed, with respect to performance obligations, the Guaranteed Obligations. The guarantee contained in this Section 6.17 is a guarantee of payment and performance and not of collectability. Guarantor’s guaranty of the Guaranteed Obligations is irrevocable and continues only for the duration of the Guaranteed Obligations.

Section 6.18    Tax Matters.
(a)    Passive Foreign Investment Company. Upon a determination by the Company or any taxing authority that any of the Group Companies has been or is likely to become a PFIC as defined in Section 1297 of the Code, the Company will promptly notify Investor of such determination and will use commercially reasonably efforts to provide Investor with all information reasonably available to the Group Companies to permit Investor to accurately prepare all tax returns and comply with any reporting requirements as a result of such determination.
(b)    Controlled Foreign Corporation. To the extent Investor would be a “United States shareholder” of any Group Company within the meaning of Section 951(b) of the Code, the Company will provide prompt written notice to Investor if at any time the Company becomes aware that any such Group Company has become a “controlled foreign corporation” as defined in Section 957 of the Code. Without limiting the Company’s obligations as set forth in this Section 5.16(b), for the avoidance of doubt, the Company is not responsible for any tax filings of Investor or for any associated or related costs incurred in connection with such tax filings.
(c)    United States Tax Classification of the Company. The Company will take such steps as are necessary to cause the Company to be treated, at all times, as an association taxable as a corporation for United States federal income tax purposes.
(d)    TRS Election. The Company shall make a valid election, with cooperation of Investor as required, to be treated as a taxable REIT subsidiary of Investor on IRS Form 8875. Such election to be effective as of the Closing. If, in the sole discretion of CyrusOne Inc., CyrusOne Inc. determines the election is no longer desired by it, Investor and its Affiliates will cooperate with the Company in jointly revoking such election.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.
GDS HOLDINGS LIMITED

By:    /s/ William Wei Huang
Name: William Wei Huang
Title: Director

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CHEETAH ASIA HOLDINGS LLC

By:     /s/ Gary J. Wojtaszek
Name: Gary J. Wojtaszek
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CYRUSONE LLC

By:    /s/ Gary J. Wojtaszek
Name: Gary J. Wojtaszek
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement (only with respect to Article I (insofar as and only to the extent to which such Definitions are used in the other sections with respect to which Mr. Huang is entering into this Agreement), Section 2.2, and Article VI) as of the date and year first above written.

MR. WILLIAM WEI HUANG

/s/ Mr. William Wei Huang

Schedule 1
FORM OF DEED OF ADHERENCE

THIS DEED is made the      day of         20[ ] by [ ] of [ ] (the “Permitted Transferee”) and is supplemental to the Investor Rights Agreement dated October 23, 2017 made between GDS Holdings Limited (the “Company”), Cheetah Asia Holdings LLC and CyrusOne LLC (such agreement as amended, restated or supplemented from time to time, the “Investor Rights Agreement”).

WITNESSETH as follows:

The [Permitted Transferee] confirms that it has been provided with a copy of the Investor Rights Agreement and all amendments, restatements and supplements thereto and hereby covenants with each of the parties to the Investor Rights Agreement from time to time to observe, perform and be bound by all the terms and conditions of the Investor Rights Agreement which are capable of applying to the Permitted Transferee to the intent and effect that the Permitted Transferee shall be deemed as and with effect from the date hereof to be a party to the Investor Rights Agreement and to be subject to the obligations thereof.

The address and facsimile number at which notices are to be served on the Permitted Transferee under the Investor Rights Agreement and the person for whose attention notices are to be addressed are as follows:

[to insert contact details]

Words and expressions defined in the Investor Rights Agreement shall have the same meaning in this Deed. This Deed shall be governed by and construed in accordance with the laws of the State of New York.

This Deed shall take effect as a deed poll for the benefit of the Company, Cheetah Asia Holdings LLC, CyrusOne LLC and any other parties to the Investor Rights Agreement.

IN WITNESS whereof the Permitted Transferee has executed this Deed the day and year first above written.

THE COMMON SEAL of [ ].

was hereunto affixed          )

in the presence of:               )

(Director)

(Director/Secretary)

2